Exhibit 99.1

Beacon Roofing Supply Reports Fourth Quarter and Fiscal Year 2016 Results

•	Record fourth quarter net sales of $1.17 billion (49.1% growth)

•	Record fourth quarter net income of $47.4 million vs. $30.8 million in the prior year

•	Record fourth quarter EPS of $0.78 ($0.88 Adjusted) vs. $0.61 in the prior year

•	Fourth quarter Adjusted EBITDA grew 64% to $127.5 million vs. $77.7 million in the prior year

•	Record full-year net sales of $4.13 billion vs. $2.52 billion in the prior year (64.1% growth)

•	Completed 8 acquisitions during 2016, increasing current branch count to 369

HERNDON, Va. — (BUSINESS WIRE) — Beacon Roofing Supply, Inc. (NASDAQ:BECN) announced results today for its fourth quarter and fiscal year ended September 30, 2016 ("2016").

Paul Isabella, the Company’s President and Chief Executive Officer, stated: “2016 was a landmark year for Beacon. We capitalized on the momentum of our transformational acquisition of RSG on the first day of the year to close on seven additional acquisitions and deliver record revenue and strong earnings for our shareholders. Gross margins were excellent, and we achieved growth in residential, commercial and complementary products, with residential roofing sales growth leading the way and remaining particularly strong through the end of the year. We are ahead on our attainment of the RSG synergies, and I am pleased that existing market operating expenses as a percentage of revenue decreased this year, demonstrating that our team is making great progress in achieving operating leverage. Our balance sheet has improved steadily, and we remain focused on reaching our goal of a 2.0x debt leverage ratio, while not sacrificing growth opportunities through additional strategic acquisitions. In 2017, we will continue to focus on revenue growth, both organically and through acquisitions and new branch openings, while improving gross margins and operating expense leverage. I am confident in our ability to build on our successful 2016 and continue to deliver outstanding performance and returns for our shareholders.”

Fourth Quarter

Total sales increased 49.1% to a fourth quarter record of $1.17 billion in 2016, from $787.7 million in 2015. Residential roofing product sales increased 63.0%, non-residential roofing product sales increased 29.7%, and complementary product sales increased 47.8% over the prior year. Organic sales, excluding acquisitions, increased 2.4% for the quarter. The fourth quarters of 2016 and 2015 each had 64 business days.

Net income for the fourth quarter was $47.4 million, compared to $30.8 million in 2015. Fourth quarter EPS was $0.78, compared to $0.61 in 2015. Adjusted Net Income, after removing the impact of non-recurring RSG acquisition-related costs and other current year acquisition costs, was $53.6 million in the fourth quarter 2016, with Adjusted EPS of $0.88 (see included financial tables for a definition and reconciliation of “Adjusted” balances). Net income for the quarter was favorably impacted by strong volume growth within residential roofing and a significant improvement in gross margins which increased 140 basis points over the prior year. This was partially offset by declining organic sales of our other two product lines.

Fiscal Year

Total sales increased 64.1% to an annual record of $4.13 billion in 2016, from $2.52 billion in 2015. Residential roofing product sales increased 76.9%, non-residential roofing product sales increased 51.3%, and complementary product sales increased 52.6% over the prior year. Organic sales, excluding acquisitions, increased 9.9% in 2016. The 2016 and 2015 fiscal years had 254 and 253 business days, respectively.

Net income for the full-year was $89.9 million, compared to $62.3 million in 2015. 2016 EPS was $1.49, compared to $1.24 in 2015. Adjusted Net Income, after removing the impact of non-recurring RSG acquisition-related costs and other current year acquisition costs, was $126.5 million in 2016, with Adjusted EPS of $2.10 (see included financial tables for a definition and reconciliation of “Adjusted” balances). Net income for 2016 was favorably impacted by higher levels of storm demand, particularly in Texas, as well as a significant 80 bps year-to-year improvement in gross margins. This was partially offset by increased operating expenses driven by the incremental costs associated with the RSG acquisition made at the beginning of this fiscal year.

The Company will host a webcast and conference call today at 5:00 p.m. (EST) to discuss these results. The webcast link and call-in details are as follows:

What:	Beacon Roofing Supply Fourth Quarter and Fiscal Year 2016 Earnings Results Webcast and Conference Call

When:	Monday, November 21, 2016

Time:	5:00 p.m. EST

Webcast:	http://ir.beaconroofingsupply.com/events.cfm (live and replay)

Live Call:	720-634-9063

To assure timely access, conference call participants should call in prior to the 5:00pm start time.

Forward-Looking Statements:

This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

About Beacon Roofing Supply

Founded in 1928, Beacon Roofing Supply, Inc. is the largest publicly traded distributor of residential and commercial roofing materials and complementary building products, operating 369 branches throughout 46 states in the U.S. and 6 provinces in Canada. To learn more about Beacon and its family of regional brands, please visit www.becn.com.

BECN-F

Beacon Roofing Supply, Inc.
Joseph Nowicki, Executive VP & CFO

571-323-3940
JNowicki@becn.com

BEACON ROOFING SUPPLY, INC

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended September 30,				Year Ended September 30,
	2016[1]	% of Net Sales	2015[2]	% of Net Sales	2016[1]	% of Net Sales	2015[2]	% of Net Sales

Net sales	$1,174,366	100.0%	$787,729	100.0%	$4,127,109	100.0%	$2,515,169	100.0%
Cost of products sold	872,324	74.3%	596,138	75.7%	3,114,040	75.5%	1,919,804	76.3%
Gross profit	302,042	25.7%	191,591	24.3%	1,013,069	24.5%	595,365	23.7%
Operating expense	206,164	17.6%	132,432	16.8%	808,085	19.6%	478,284	19.0%
Income from operations	95,878	8.1%	59,159	7.5%	204,984	4.9%	117,081	4.7%
Interest expense, financing costs, and other	16,944	1.4%	3,049	0.4%	58,452	1.4%	11,037	0.4%
Income before provision for income taxes	78,934	6.7%	56,110	7.1%	146,532	3.5%	106,044	4.3%
Provision for income taxes	31,542	2.7%	25,303	3.2%	56,615	1.4%	43,767	1.7%
Net income	$47,392	4.0%	$30,807	3.9%	$89,917	2.1%	$62,277	2.6%

Weighted-average common stock outstanding:
Basic	59,814,221		49,731,527		59,424,372		49,578,130
Diluted	60,839,414		50,422,265		60,418,067		50,173,478

Net income per share:
Basic	$0.79		$0.62		$1.51		$1.26
Diluted	$0.78		$0.61		$1.49		$1.24

[1]	The fourth quarter 2016 operating results include $1.4 million ($1.2 million net of taxes) of non-recurring charges, $5.7 million ($3.6 million net of taxes) of additional amortization for acquired intangibles, and $2.1 million ($1.4 million net of taxes) of interest expense, financing costs and other for the recognition of certain costs related to acquisitions made in fiscal year 2016. Fiscal year 2016 operating results include $29.1 million ($17.9 million net of taxes) of non-recurring charges, $22.8 million ($14.0 million net of taxes) of additional amortization for acquired intangibles, and $7.6 million ($4.7 million net of taxes) of interest expense, financing costs and other for the recognition of certain costs related to acquisitions made in fiscal year 2016. See “Adjusted Net Income and Adjusted EPS” table for further details.

[2]	The fourth quarter 2015 and fiscal year 2015 operating results include $7.3 million ($7.0 million net of taxes) of non-recurring charges related to the RSG acquisition. See “Adjusted Net Income and Adjusted EPS” table for further details.

BEACON ROOFING SUPPLY, INC

Consolidated Balance Sheets

(In thousands)

	September 30, 2016
	2016	2015
Assets
Current assets
Cash and cash equivalents	$31,386	$45,661
Accounts receivable, net	626,965	399,732
Inventories	480,736	320,999
Prepaid expenses and other current assets	163,103	97,928
Total current assets	1,302,190	864,320

Property and equipment, net	148,569	90,405
Goodwill	1,197,565	496,415
Intangibles, net	464,024	87,055
Other assets, net	1,511	1,233
Total Assets	$3,113,859	$1,539,428

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$360,915	$244,891
Accrued expenses	161,113	124,794
Borrowings under revolver lines of credit	-	11,240
Current portion of long-term obligations	14,811	16,320
Total current liabilities	536,839	397,245

Borrowings under revolving lines of credit, net	359,661	-
Long-term debt, net	722,929	170,200
Deferred income taxes, net	135,482	66,500
Long-term obligations under equipment financing and other, net	35,121	22,367
Total liabilities	1,790,032	656,312

Commitments and contingencies

Stockholders' equity:
Common stock	598	497
Undesignated preferred stock	-	-
Additional paid-in capital	694,564	345,934
Retained earnings	647,322	557,405
Accumulated other comprehensive loss	(18,657)	(20,720)
Total stockholders' equity	1,323,827	883,116
Total Liabilities and Stockholders' Equity	$3,113,859	$1,539,428

BEACON ROOFING SUPPLY, INC

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended September 30,
	2016	2015
Operating activities:
Net income	$89,917	$62,277
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	100,191	34,862
Stock-based compensation	17,749	9,936
Certain interest expense and other financing costs	8,329	(1,450)
Gain on sale of fixed assets	(1,882)	(1,107)
Deferred income taxes	25,200	17,634
Other, net	-	263
Changes in operating assets and liabilities, net of the effects of businesses acquired:
Accounts receivable	(30,408)	(33,251)
Inventories	43,489	(9,203)
Prepaid expenses and other assets	(12,841)	(17,119)
Accounts payable and accrued expenses	(119,096)	46,498
Net cash provided by operating activities	120,648	109,340

Investing activities:
Purchases of property and equipment	(26,315)	(20,802)
Acquisition of businesses	(1,018,188)	(85,301)
Proceeds from sales of assets	1,882	1,389
Net cash used in investing activities	(1,042,621)	(104,714)

Financing activities:
Borrowings under revolving lines of credit, net of repayments	350,927	(5,373)
Borrowings under term loan, net of repayments	259,875	(11,250)
Borrowings under Senior Notes	300,000	-
Repayments under equipment financing facilities and other	(4,724)	(5,553)
Payment of deferred financing costs	(28,325)	-
Proceeds from exercise of options	24,160	7,943
Taxes paid related to net share settelement of equity awards	(2)	-
Excess tax benefit from stock-based compensation	4,956	1,526
Net cash provided by (used in) financing activities	906,867	(12,707)

Effect of exchange rate changes on cash	831	(730)

Net decrease in cash and cash equivalents	(14,275)	(8,811)
Cash and cash equivalents, beginning of period	45,661	54,472
Cash and cash equivalents, end of period	$31,386	$45,661

BEACON ROOFING SUPPLY, INC

Consolidated Sales by Product Line

(Dollars in thousands)

Consolidated Sales by Product Line
	Three Months Ended September 30,
	2016		2015		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$639,938	54.5%	$392,592	49.9%	$247,346	63.0%
Non-residential roofing products	354,732	30.2%	273,591	34.7%	81,141	29.7%
Complementary building products	179,696	15.3%	121,546	15.4%	58,150	47.8%
	$1,174,366	100.0%	$787,729	100.0%	$386,637	49.1%

Consolidated Sales by Product Line for Existing Markets[1]
	Three Months Ended September 30,
	2016		2015		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$393,787	52.7%	$361,017	49.5%	$32,770	9.1%
Non-residential roofing products	236,513	31.7%	251,026	34.4%	(14,513)	-5.8%
Complementary building products	116,926	15.6%	117,515	16.1%	(589)	-0.5%
	$747,226	100.0%	$729,558	100.0%	$17,668	2.4%

Existing Market[1] Sales By Business Day[2]
	Three Months Ended September 30,
	2016		2015		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$6,153	52.7%	$5,641	49.5%	$512	9.1%
Non-residential roofing products	3,696	31.7%	3,922	34.4%	(226)	-5.8%
Complementary building products	1,827	15.6%	1,836	16.1%	(9)	-0.5%
	$11,676	100.0%	$11,399	100.0%	$277	2.4%

[1]	Excludes branches acquired during the four quarters prior to the start of the fourth quarter of fiscal year 2016
[2]	There were 64 business days in the quarters ended September 30, 2016 and 2015, respectively

BEACON ROOFING SUPPLY, INC

Consolidated Sales by Product Line

(Dollars in thousands)

Consolidated Sales by Product Line
	Year Ended September 30,
	2016		2015		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$2,187,421	53.0%	$1,236,397	49.2%	$951,024	76.9%
Non-residential roofing products	1,335,642	32.4%	882,970	35.1%	452,672	51.3%
Complementary building products	604,046	14.6%	395,802	15.7%	208,244	52.6%
	$4,127,109	100.0%	$2,515,169	100.0%	$1,611,940	64.1%

Consolidated Sales by Product Line for Existing Markets[1]
	Year Ended September 30,
	2016		2015		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$1,275,208	50.7%	$1,117,689	48.8%	$157,519	14.1%
Non-residential roofing products	843,197	33.5%	803,716	35.1%	39,481	4.9%
Complementary building products	397,242	15.8%	367,675	16.1%	29,567	8.0%
	$2,515,647	100.0%	$2,289,080	100.0%	$226,567	9.9%

Existing Market[1] Sales By Business Day[2]
	Year Ended September 30,
	2016		2015		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$5,021	50.7%	$4,418	48.8%	$603	13.6%
Non-residential roofing products	3,320	33.5%	3,177	35.1%	143	4.5%
Complementary building products	1,564	15.8%	1,453	16.1%	111	7.6%
	$9,905	100.0%	$9,048	100.0%	$857	9.5%

[1]	Excludes branches acquired during the four quarters prior to the start of fiscal year 2016
[2]	There were 254 and 253 business days for the years ended September 30, 2016 and 2015, respectively

BEACON ROOFING SUPPLY, INC

Adjusted Net Income and Adjusted EPS1

(In thousands except per share amounts)

	Three Months Ended September 30,				Year Ended September 30,
	2016		2015		2016		2015
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income	$47,392	$0.78	$30,807	$0.61	$89,917	$1.49	$62,277	$1.24
Company adjustments, net of income taxes:
Acquisition costs[2]	6,203	0.10	6,978	0.14	36,608	0.61	6,978	0.14
Adjusted Net Income	$53,595	$0.88	$37,785	$0.75	$126,525	$2.10	$69,255	$1.38

[1]	Adjusted Net Income is defined as net income excluding non-recurring costs related to the acquisitions incurred in fiscal years 2015 and 2016 as well as the incremental amortization of acquired intangibles. We believe that Adjusted Net Income is an operating performance metric that is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance. Adjusted net income per share or “Adjusted EPS” is calculated by dividing the Adjusted Net Income for the period by the weighted-average diluted shares outstanding for the period (see “Consolidated Statements of Operations for amounts).

[2]

Acquisition costs reflect total non-recurring charges related to acquisitions completed, net of $22.9 million and $0.3 million in tax for the years ended 2016 and 2015, respectively and $3.1 million and $0.3 million in tax for the three months ended September 30, 2016 and 2015, respectively.

While we believe Adjusted Net Income and Adjusted EPS are useful measures for investors, these are not measurements presented in accordance with United States generally accepted accounting principles (“GAAP”). You should not consider Adjusted Net Income or Adjusted EPS in isolation or as a substitute for net income and net loss per share or diluted earnings per share calculated in accordance with GAAP.

BEACON ROOFING SUPPLY, INC

Adjusted EBITDA1

(In thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2016	2015	2016	2015
Net Income	$47,392	$30,807	$89,917	$62,277
Acquisition costs[2]	1,438	6,978	24,749	6,978
Interest expense, net	16,309	2,811	58,145	10,561
Income taxes	31,542	25,582	56,615	44,046
Depreciation and amortization	27,172	8,926	100,191	34,862
Stock-based compensation	3,679	2,624	17,749	9,936
Adjusted EBITDA	$127,532	$77,728	$347,366	$168,660
Adjusted EBITDA as a % of net sales	10.9%	9.9%	8.4%	6.7%

[1]

Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization, adjustments to contingent consideration, stock-based compensation and non-recurring acquisition costs incurred in fiscal years 2015 and 2016. EBITDA is a measure commonly used in the distribution industry, and we present Adjusted EBITDA to enhance your understanding of our operating performance. Adjusted EBITDA is used in our bank covenants and we use Adjusted EBITDA as an internal performance measurement and as one criterion for evaluating our performance relative to that of our peers. We believe that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets among otherwise comparable companies. Further, we believe that Adjusted EBITDA is a useful measure because it improves comparability of results of operations, since purchase accounting used for acquisitions can render depreciation and amortization non-comparable between periods. We use these supplemental measures to evaluate performance period over period and to analyze the underlying trends in our business and to establish operational goals and forecasts that are used in allocating resources. We expect to compute our non-GAAP financial measures using the same consistent method from quarter-to-quarter and year-to-year.

[2]	Acquisition costs reflect all non-recurring charges related to acquisitions completed (excluding the impact of tax) that are not embedded in other balances of the table. Certain portions of the total acquisition costs incurred are included in interest expense, income taxes, depreciation and amortization, and stock-based compensation.

While we believe Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance GAAP. You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, Adjusted EBITDA has inherent material limitations as a performance measure. It does not include interest expense, because we have borrowed money, interest expense is a necessary element of our costs. In addition, Adjusted EBITDA does not include depreciation and amortization expense. Because we have capital and intangible assets, depreciation and amortization expense is a necessary element of our costs. Adjusted EBITDA also does not include stock-based compensation, which is a necessary element of our costs since we make stock awards to key members of management as an important incentive to maximize overall company performance and as a benefit. Moreover, Adjusted EBITDA does not include taxes, and payment of taxes is a necessary element of our operations. Accordingly, since Adjusted EBITDA excludes these items, it has material limitations as a performance measure. We separately monitor capital expenditures, which impact depreciation expense, as well as amortization expense, interest expense, and income tax expense. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.